UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2004

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Highway 515, Jasper, Georgia 30143

(Address of Principal Executive Offices, including Zip Code)

(678) 454-2265

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On August 19, 2004, Crescent Banking Company (“Crescent”) announced the execution of an Agreement and Plan of Reorganization dated as of August 19, 2004 (the “Agreement”) to acquire Futurus Financial Services, Inc. (“Futurus”) and Futurus Bank, N.A. (“Futurus Bank”), its wholly-owned subsidiary. A copy of the Agreement is attached hereto as Exhibit 2.1 and the press release issued by Crescent announcing the signing of the Agreement is attached hereto as Exhibit 99.1.

The Agreement was entered into by and among Crescent, Crescent Bank & Trust Company (“Crescent Bank”), a wholly-owned subsidiary of Crescent, Futurus and Futurus Bank. Under the terms of the transaction, which has been approved by the boards of directors of Crescent and Futurus, most Futurus shareholders will receive a cash payment of $10 per share of Futurus common stock. Two Futurus directors, who will join the Boards of Crescent and/or Crescent Bank, and two members of Futurus’ senior management who will become employees of Crescent Bank, will receive restricted shares of Crescent common stock equivalent to $10 per share of Futurus common stock.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated as of August 19, 2004

99.1	Press Release, dated August 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: August 23, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated as of August 19, 2004

99.1	Press Release, dated August 19, 2004.